Exhibit 10.1
SETTLEMENT AND RELEASE AGREEMENT
This Settlement and Release Agreement (“Agreement”) is made and entered into as of the latest date set forth below opposite the signatures of the parties hereto by Timothy Looney (“Looney”), Barbara Looney and TWL Group, L.P. (“TWL”), (collectively, the “Looney Affiliates”), on the one hand, and Irvine Sensors Corporation, a Delaware Corporation (“ISC”), John C. Carson (“Carson”) and John J. Stuart, Jr. (“Stuart”) (collectively, the “ISC Affiliates”), on the other hand. The Looney Affiliates and ISC Affiliates are collectively referred to as the “Parties.”
RECITALS
WHEREAS, Looney and ISC entered into a Stock Purchase Agreement (“SPA”) and the Buyer Option Agreement, as amended, as of December 30, 2005 pursuant to which Looney agreed to sell, and ISC agreed to buy, all of the outstanding shares of stock of Optex Systems, Inc. (“Optex”), subject to the terms and conditions set forth in the SPA (“Optex Acquisition”);
WHEREAS, in connection with the SPA, Looney and ISC entered into several ancillary agreements in connection with the Optex Acquisition including the Escrow Agreement, the Buyer Option Agreement, the Registration Rights Agreement (“RRA”), the Non-Competition Agreement, the Employment Agreement and the Proprietary Information Agreement (collectively, “Ancillary Agreements”), forms of which were attached to the SPA;
WHEREAS, the SPA and the Buyer Option Agreement were subsequently amended;
WHEREAS, on December 29, 2006, ISC executed and delivered to Looney an unsecured Promissory Note in the principal amount of $400,000 (the “ISC Note);
WHEREAS, ISC did not pay any of the principal and interest under the ISC Note;
WHEREAS, on January 17, 2007, Optex executed and delivered to TWL a secured, subordinated Promissory Note in the principal amount of $2,000,000 (the “Optex Note”) in consideration for a loan of $2,000,000 loan made by TWL to Optex;
WHEREAS, Optex did not pay any of the principal and interest under the Optex Note;
WHEREAS, in January 2008, Looney filed a lawsuit in the Superior Court of California, County of Orange, against ISC, et al., alleging, among other claims, that ISC breached the RRA by failing to register the shares of ISC common stock issued to Looney in connection with the exercise of the Buyer Option Agreement and amendments thereto (the “RRA Litigation”);
WHEREAS, in June 2008, ISC filed a Cross-Complaint against Looney in the RRA Action, alleging, among other claims, that Looney fraudulently and negligently misrepresented the financial condition of Optex prior to its sale and breached its contractual obligations to ISC (“RRA Cross-Complaint”);

WHEREAS, after a four-week jury trial, a verdict was rendered in the RRA Litigation in Looney’s favor;
WHEREAS, in December 2008, Looney filed a lawsuit in the Superior Court of California, County of Orange, alleging, among other claims, that ISC breached the SPA by failing to pay him an earnout payment of $3.9 million dollars (“Earnout Litigation”);
WHEREAS, in January 2009, ISC filed a Cross-Complaint against Looney in the Earnout Action, alleging, among other claims, that Looney fraudulently and negligently misrepresented the financial condition of Optex prior to its sale and breached its contractual obligations to ISC (“Earnout Cross-Complaint”);
WHEREAS, in September 2008, Looney filed a lawsuit in the United States District Court, Central District of California, against Carson and Stuart, alleging, among other claims, that they negligently misrepresented the financial condition of ISC during the negotiations with Looney leading up to the SPA (“Executive Litigation”);
WHEREAS, in April 2009, Looney filed a lawsuit in the State District Court of Dallas County, Texas, against ISC alleging, among other claims, breach of contract for alleged default under the ISC Note (“ISC Note Litigation”);
WHEREAS, in April 2009, Looney and TWL filed a lawsuit against Optex alleging, among other claims, breach of contract for alleged default under the Optex Note. Subsequently, this litigation was removed to the Federal District Court of Northern Texas by ISC (“Optex Note Litigation”);
WHEREAS, on September 29, 2009, Optex filed a voluntary petition for relief under chapter 7 of the United States Bankruptcy Court for the Central District of California, Santa Ana Division;
WHEREAS, in December, 2009, a judgment was entered in the RRA Litigation in favor of Looney in the amount of $959,445.59 (“California Judgment”);
WHEREAS, in March, 2009, a judgment was entered in the ISC Note Litigation in favor of Looney in the approximate amount of $565,342.00 (“Texas Judgment”).

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AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the adequacy of which is hereby acknowledged, the Parties hereby agree, covenant and represent as follows:
1. Third Party Consents/Effective Date/Termination.
The Parties acknowledge and agree that the effectiveness of certain provisions of this Agreement is conditioned on the necessary consents of (a) ISC’s senior creditors, Longview Fund, L.P. (“Longview”) and Summit Financial Resources, L.P. (“Summit”). ISC shall take reasonable steps to seek such consents within fourteen (14) days after this Agreement is executed by the Parties. The consents shall be in writing substantially in the form attached hereto as Exhibits “A” and “B”.
The date that ISC obtains all required third party consents as described above is herein called the “Effective Date”. If such consents are not obtained by April 9, 2010, or if the $50,000 payment provided for in Section 2(a) below is not timely made, this Agreement shall terminate and the Mutual Releases provided herein shall be null and void.
2. The Parties’ Responsibilities.
a. Within three (3) business days after the Agreement is executed, ISC will pay Looney fifty thousand dollars ($50,000.00) in cash, which payment shall be non-refundable, except as otherwise set forth herein or in the Settlement Note (as hereafter defined). In the event this Agreement is terminated in accordance with Section 1 above, the $50,000.00 cash payment shall be credited against the amount owed on the Texas Judgment.
b. Within three (3) business days after the Agreement is executed by the Parties, Looney and the ISC Affiliates shall file a Notice of Settlement in the Earnout Litigation and the Executive Litigation. Upon the Parties execution of this Agreement, the Parties shall abate all litigation between them pending the Effective Date or termination of this Agreement in accordance with Section 1 above.
c. Within three (3) business days after the Effective Date, ISC will execute and deliver to Looney (i) a secured promissory note in the form attached hereto as Exhibit “C” and incorporated herein by reference (the “Settlement Note”); (ii) a Security Agreement in the form attached hereto as Exhibit “D” and incorporated herein by reference (the “Security Agreement”); and (iii) an Intellectual Property Security Agreement in the form attached hereto as Exhibit “E” and incorporated herein by reference (the “Intellectual Property Security Agreement”). The Settlement Note will be secured by liens and security interests against certain assets of ISC as provided in the Security Agreement and the Intellectual Property Security Agreement, but such liens and security interests will be subject to and subordinate to the existing perfected security interests and liens of Longview and Summit. In the event ISC pays all amounts owing under the Settlement Note within eighteen (18) months after the Effective Date, the $50,000 cash payment provided for in Section 1 above will either be returned to ISC or deducted from the final payment made on the Settlement Note.
d. Within three (3) business days after Looney receives the fully-executed Settlement Note, Security Agreement and Intellectual Property Security Agreement, Looney shall file a Satisfaction of Judgment in the RRA Litigation and the ISC Note Litigation, and cause any remaining claims in the RRA Litigation, the Earnout Litigation, the Executive Litigation and the ISC Note Litigation to be dismissed, with prejudice.

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e. Within three (3) business days after Looney receives the fully-executed Settlement Note, Security Agreement and Intellectual Property Security Agreement, ISC shall cause the Earnout Cross-Complaint to be dismissed, with prejudice.
f. Upon execution of this Agreement by the Parties, Looney shall cease all efforts to collect any amounts allegedly owed by ISC under the California Judgment, the Texas Judgment, the ISC Note and the Optex Note. However, in the event that this Agreement terminates in accordance with Section 1 above, Looney will be free to continue all such collection efforts.
g. ISC shall provide to Looney, within fourteen (14) days after the signing of the Agreement, a list of all material bank accounts, patents, other intellectual property, equipment, real property and inventory.
h. Until the Settlement Note is paid in full, Carson and Stuart agree that their cash compensation at ISC will not exceed the amount of their cash compensation in fiscal 2009 unless ISC has positive income from operations for two consecutive fiscal quarters.
3. Mutual Releases.
Except as set forth herein, effective as of the Effective Date, in consideration of the promises specified in this Agreement, the receipt and adequacy of which are hereby acknowledged, the Looney Affiliates, for themselves, their successors and assigns, past and present, shall fully and without limitation release, covenant not to sue, and forever discharge the ISC Affiliates, as well as their affiliated corporations, affiliated partnerships, trustees, partners, agents, insurers, employees, directors, consultants, representatives, attorneys, heirs, assigns, executors and administrators, clients, predecessors and successors, and all of the foregoing past and present (“ISC Releasees”), from any and all claims, whether known or unknown, that each party now has, or may ever have, against the ISC Releasees that arise out of or in any way relate to, the following: (i) the SPA, including all amendments thereto; (ii) the Ancillary Agreements, including all amendments thereto; (iii) the ISC Note; (iv) the Optex Note; (v) any services rendered by the Looney Affiliates for the ISC Affiliates, whether as an employee, independent contractor, agent, or member of the Board; (vi) the Optex Acquisition; (vii) any claims asserted, or that could have been asserted, in the RRA Litigation, Earnout Litigation, Executive Litigation, ISC Note Litigation or the Optex Note Litigation; (viii) the California Judgment; (ix) the Texas Judgment; and (x) any acts or omissions by any of the ISC Releasees occurring prior to the Effective Date. Notwithstanding the foregoing, the release set forth above shall not include, and shall not be construed as waiving, (a) any of the claims asserted by Looney and TWL in the Optex Note Litigation against Optex or Optex’s bankruptcy estate; (b) any claim as asserted by Barbara Looney and Tim Looney for alleged failures by ISC to make certain contributions on their behalf to ISC’s 401k Plan; (c) any rights, claims or remedies arising from or relating to, a breach of this Agreement, the Settlement Note, the Security Agreement and the Intellectual Property Security Agreement; or (d) ISC’s obligation to indemnify Looney, as a former officer or director of ISC, for any claims threatened or asserted by any third party against Looney in connection with Looney’s prior service as an officer or director of ISC (such indemnity obligation being hereby ratified and affirmed by ISC); provided, however, that Looney shall not have any such right to indemnification if he files, encourages or in any way assists (unless he is compelled to do so by law) in any efforts to bring any such lawsuit against ISC and/or its current or former employees, agents, attorneys, officers and directors.

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Except as set forth herein, effective as of the Effective Date, in consideration of the promises specified in this Agreement, the receipt and adequacy of which are hereby acknowledged, the ISC Affiliates, for themselves, their successors and assigns, past and present, shall fully and without limitation release, covenant not to sue, and forever discharge the Looney Affiliates, as well as their affiliated corporations, affiliated partnerships, trustees, partners, agents, insurers, employees, directors, consultants, representatives, attorneys, heirs, assigns, executors and administrators, clients, predecessors and successors, and all of the foregoing, past and present (“Looney Releasees”), from any and all claims, whether known or unknown, that each party now has, or may ever have, against the Looney Releasees that arise out of or in any way relate to, the following: (i) the SPA, including all amendments thereto; (ii) the Ancillary Agreements, including all amendments thereto; (iii) the ISC Note; (iv) the Optex Note; (v) any services rendered by Looney or the Looney Affiliates for the ISC Affiliates, whether as an employee, independent contractor, agent, or member of the Board; (vi) the Optex Acquisition; (vii) any claims asserted or that could have been asserted in the RRA Litigation, Earnout Litigation, Executive Litigation, ISC Note Litigation or the Optex Note Litigation; and (viii) any acts or omissions by any of the Looney Releasees occurring prior to the Effective Date of this Agreement. Notwithstanding the foregoing, the release set forth above shall not include, and shall not be construed as waiving, any rights, claims or remedies arising from, or relating to, a breach of this Agreement or the Settlement Note.
The Parties agree and acknowledge that (a) the Mutual Releases provided herein shall not become effective until the Effective Date, at which time such releases shall be self-executing and become valid and binding, and (b) in the event that the Agreement is terminated in accordance with Section 1 above, the Mutual Releases set forth herein shall be null and void and have no effect.
4. Release of Unknown Claims.
Each party acknowledges that they are aware of and familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
With full awareness and understanding of the above provision, each party hereby waives and relinquishes any and all rights and benefits that he may have under Section 1542 of the California Civil Code, or the law of any other state or jurisdiction, or common law principle, to the same or similar effect. Each party shall bear the risk of releasing any claims encompassed within the scope of the release provisions of Paragraph 2 of this Agreement that are unknown at the time this Agreement is executed.

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5. Advice of Counsel.
Each Party hereby acknowledges that he, she or it has read and understands the foregoing release set forth in Section 3, that it represents the product of arms’ length bargaining between the Parties, and that he, she, or it signs it voluntarily and without coercion. Each Party further acknowledges that he, she, or it was given as much time as desired, within which to consider this Agreement and the opportunity to consult with an attorney of his, hers, or its own choosing concerning the waivers contained in this Agreement, that he, she, or it has done so and that the waivers each Party has made herein are knowing, conscious and with full appreciation that each Party may be forever foreclosed from pursuing any of the rights so waived.
6. Successors and Assigns.
This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, assigns, executors, administrators, successors, subsidiaries, divisions and affiliated corporations and partnerships, past and present, and trustees, directors, officers, shareholders, partners, insurers, agents and employees, past and present, of the Parties.
7. Ambiguities.
The Parties have reviewed this Agreement. The Parties have had a full opportunity to negotiate the terms and conditions of this Agreement. Accordingly, the Parties expressly waive the common-law and statutory rule of construction that ambiguities should be construed against the drafter of this Agreement, and agree, covenant, and represent that the language in all parts of this Agreement shall be in all cases construed as a whole, according to its fair meaning.
8. Attorneys’ Fees.
In the event that any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, involving claims within the scope of the Releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing party shall recover all of such party’s reasonable attorneys’ fees and costs incurred in each and every such action, suit or other proceedings, including any and all appeals or petitions therefrom.
9. Amendments.
This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the Parties hereto, which writing shall expressly state the intent of the Parties to modify this Agreement.
10. Waiver.
No action or inaction by any Party shall be deemed, or constitute, a waiver of such Party’s rights under this Agreement unless such waiver is in writing and signed by the waiving Party. No waiver by any Party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other Party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

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11. Integration.
This Agreement, the Settlement Note, the Security Agreement and the Intellectual Property Security Agreement constitute the integrated written contracts expressing the entire agreement of the Parties. There is no other agreement, written or oral, express or implied, between the Parties with respect to the subject matter hereof, except this Agreement, the Settlement Note, the Security Agreement and the Intellectual Property Security Agreement. The Parties acknowledge that no representations, statements or promises made by any other Party, or by their respective agents or attorneys, have been made or relied on in entering into this Agreement.
12. Choice of Law.
This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance, and enforcement, without regard to conflict of laws rules.
13. Continuing Jurisdiction of Court.
The Parties acknowledge and agree that the Settlement Note is an integral part of this Agreement, and a default of the Settlement Note shall also constitute a breach of this Agreement. Pursuant to California Code of Civil Procedure § 664.6 (CCP 664.6), Judge James J. DiCesare of the Superior Court of the State of California, County of Orange, shall retain jurisdiction in all matters relating to this settlement, including, but not limited to, the enforcement, interpretation and implementation of this Agreement and the Settlement Note. In the event that ISC defaults in making the payments as and when due under the Settlement Note, after giving effect to any notice and opportunity to cure as set forth in the Settlement Note, Looney may seek judgment against ISC under CCP 664.6. The amount of the judgment to which Looney will be entitled as a result of such default will be $2,500,000.00; provided, however, that the amount of such judgment shall be reduced by the amount of all principal payments that ISC has paid on the Settlement Note. In the event the Settlement Note is paid in full, Looney shall have no right to seek a judgment for any amount under CCP 664.6.
14. Notice of Breach and Opportunity to Cure.
In the event of a breach of this Agreement by ISC, Looney shall give notice of such breach to ISC by sending notice by e-mail and overnight courier to ISC and its counsel. The notice shall be deemed effective upon delivery of the notice by the overnight courier or receipt of the e-mail, whichever is the first to occur. After notice has been received by overnight courier and e-mail, ISC shall have thirty (30) days to cure such breach.

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15. Preservation of Rights.
Notwithstanding any provision contained herein, this Agreement shall not release any rights or obligations set forth in this Agreement, the Settlement Note, the Security Agreement and the Intellectual Property Security Agreement.
16. Further Assurances.
In connection with this Agreement and the transactions contemplated hereby, each Party will execute and deliver any additional documents and perform any additional acts that may be necessary or appropriate to effectuate and perform its obligations under this Agreement and the transactions contemplated hereby.
17. Notices.
Any notices or other communications provided for or to be given under this Agreement, unless otherwise specified herein, shall be in writing and shall be deemed received: (i) when received in person to the party to be notified, or (ii) when sent by confirmed e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; or (iii) five days after having been sent by registered or certified mail, return receipt requested, and postage prepaid. Any such notices, consents, directions, demands or other communications shall be sent to the addresses set forth below (or to such other address, e-mail address or telecopy numbers as any party shall give notice to the other Parties pursuant to this Section):

To:	Irvine Sensors Corporation, John Carson or John Stuart
Irvine Sensors Corporation
Attention: John Carson and John Stuart
3001 Redhill Avenue
Building #4
Costa Mesa, California 92626
Facsimile No.: (714) 444-8823

With a copy to:	Mr. John Baker, Esquire
Dorsey & Whitney LLP
38 Technology Drive, Suite 100
Irvine, CA 92618
Facsimile: (949) 932-3601
baker.john@dorsey.com

To:	Timothy Looney, Barbara Looney or TWL Group, L.P.
4306 Savannah
Parker, TX 75002
t.twlgroup@gmail.com

With a copy to:	Mr. Stephen Pezanosky, Esquire
Haynes and Boone LLP
201 Main Street, Suite 2200
Fort Worth, TX 76102-3126
Facsimile: (817) 348-2370
stephen.pezanosky@haynesboone.com

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18. Execution of Counterparts.
This Agreement may be executed in counterparts, and if so executed and delivered, all of the counterparts together shall constitute one and the same Agreement. A copy or facsimile of a signature shall have the same force and effect as an original signature penned in ink.
19. Captions.
The captions and section numbers in this Agreement are inserted for the readers’ convenience, and in no way define, limit, construe or describe the scope or intent of the provisions of this Agreement.
20. Representations, Warranties and Covenants.
The Parties represent and warrant that they each have authority to enter into this Agreement on their behalf individually and to bind all persons and entities claiming through them. Each Party further represents and warrants that the claims released in Paragraph 3 of this Agreement have not been assigned prior to the Effective Date of this Agreement.
The Looney Affiliates agree and covenant that they will not encourage, cooperate or assist any third party or the Chapter 7 Trustee in the Optex bankruptcy case with respect to any claims or action against the ISC Affiliates, including, without limitation, any claims or actions that may be brought by such Chapter 7 Trustee.
THE UNDERSIGNED ACKNOWLEDGE THAT EACH HAS READ THE FOREGOING AGREEMENT AND ACCEPT AND AGREE TO THE PROVISIONS CONTAINED THEREIN, AND HEREBY EXECUTE IT VOLUNTARILY, WITH FULL UNDERSTANDING OF ITS CONSEQUENCES. PLAINTIFF FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates indicated below.

Dated: March 25, 2010	/s/ Timothy Looney
Timothy Looney

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Dated: March 25, 2010	/s/ Barbara Looney
Barbara Looney

Dated: March 25, 2010	TWL GROUP, L.P.
	By:	/s/ Timothy Looney
Title: President

Dated: March 25, 2010	IRVINE SENSORS CORPORATION
	By:	/s/ John C. Carson
John C. Carson, Chief Executive Officer

Dated: March 25, 2010	/s/ John C. Carson
John C. Carson

Dated: March 25, 2010	/s/ John J. Stuart, Jr.
John J. Stuart, Jr.

APPROVED AS TO FORM:

DATED: March 26, 2010	DORSEY & WHITNEY LLP
	By:	/s/ John S. Baker
John S. Baker
Attorneys for Irvine Sensors Corporation, John C. Carson and John J. Stuart, Jr.

DATED: March 25, 2010	HAYNES AND BOONE LLP
	By:	/s/ Stephen Pezanosky
Stephen Pezanosky
Attorneys for Timothy Looney, Barbara Looney and TWL Group L.P.

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Exhibit “A”
April      , 2010
Irvine Sensors Corporation
3001 Red Hill Avenue
Building 4, Suite 108
Costa Mesa, California 92626
Timothy Looney
9306 Savannah
Parker, Texas 75002
Re: Consent to Indebtedness and Security Interest
Gentlemen:
The undersigned is the present holder of indebtedness and other obligations owing by Irvine Sensors Corporation (“Irvine”) pursuant to and/or evidenced by that certain                                          and other documents and instruments executed and delivered in connection therewith (collectively, the “Financing Documents”).
You have advised us that, pursuant to a Settlement and Release Agreement (herein so called) settling certain litigation, Irvine proposes to execute and deliver to Timothy Looney (“Looney”) a promissory note in the principal amount of $2,500,000, a security agreement covering substantially all of the personal property assets of Irvine and certain related documents and instruments (collectively, together with the Settlement and Release Agreement, the “Settlement Documents”).
In order to induce Irvine and Looney to execute, deliver, accept and perform the Settlement Documents, the undersigned represents, warrants and agrees as follows:
1. As of the date hereof, the principal amount of the indebtedness or other obligations owing to the undersigned pursuant to the Financing Documents does not exceed $                    .
2. To the knowledge of the undersigned, no default or event of default by Irvine has occurred and is continuing under the Financing Documents.
3. The undersigned acknowledges receipt of executed copies of the Settlement Documents.
4. The undersigned hereby consents to the execution, delivery and performance by Irvine of the Settlement Documents and to the incurrence of the indebtedness and other obligations and the granting of the liens and security interests contemplated thereby, and agrees that such execution, delivery and performance does not and shall not constitute a default or event of default by Irvine under the Financing Documents.
5. The undersigned acknowledges and agrees that the indebtedness and other obligations of Irvine to Looney under the Settlement Documents are not subordinated in right of payment or performance to the payment or performance of the indebtedness or other obligations now or hereafter owing by Irvine to the undersigned under or pursuant to the Financing Documents, and that Looney has not agreed to any standstill or blockage of his available rights and remedies under the Settlement Documents in favor of the undersigned.

Please evidence your receipt hereof and agreement herewith by executing this letter in the appropriate space provided below.

Very truly yours,

[ ]

By:

Name:
Title:

Receipt Acknowledged and Agreed:

IRVINE SENSORS CORPORATION

By:

Name:
Title:

Timothy Looney

Exhibit “B”
April      , 2010
Irvine Sensors Corporation
3001 Red Hill Avenue
Building 4, Suite 108
Costa Mesa, California 92626
Timothy Looney
9306 Savannah
Parker, Texas 75002
Re: Consent to Indebtedness and Security Interest
Gentlemen:
The undersigned is the present holder of indebtedness and other obligations owing by Irvine Sensors Corporation (“Irvine”) pursuant to and/or evidenced by that certain                                          and other documents and instruments executed and delivered in connection therewith (collectively, the “Financing Documents”).
You have advised us that, pursuant to a Settlement and Release Agreement (herein so called) settling certain litigation, Irvine proposes to execute and deliver to Timothy Looney (“Looney”) a promissory note in the principal amount of $2,500,000, a security agreement covering substantially all of the personal property assets of Irvine and certain related documents and instruments (collectively, together with the Settlement and Release Agreement, the “Settlement Documents”).
In order to induce Irvine and Looney to execute, deliver, accept and perform the Settlement Documents, the undersigned represents, warrants and agrees as follows:
1. As of the date hereof, the principal amount of the indebtedness or other obligations owing to the undersigned pursuant to the Financing Documents does not exceed $                    .
2. To the knowledge of the undersigned, no default or event of default by Irvine has occurred and is continuing under the Financing Documents.
3. The undersigned acknowledges receipt of executed copies of the Settlement Documents.
4. The undersigned hereby consents to the execution, delivery and performance by Irvine of the Settlement Documents and to the incurrence of the indebtedness and other obligations and the granting of the liens and security interests contemplated thereby, and agrees that such execution, delivery and performance does not and shall not constitute a default or event of default by Irvine under the Financing Documents.
5. The undersigned acknowledges and agrees that the indebtedness and other obligations of Irvine to Looney under the Settlement Documents are not subordinated in right of payment or performance to the payment or performance of the indebtedness or other obligations now or hereafter owing by Irvine to the undersigned under or pursuant to the Financing Documents, and that Looney has not agreed to any standstill or blockage of his available rights and remedies under the Settlement Documents in favor of the undersigned.

Please evidence your receipt hereof and agreement herewith by executing this letter in the appropriate space provided below.

Very truly yours,

[ ]

By:

Name:
Title:

Receipt Acknowledged and Agreed:

IRVINE SENSORS CORPORATION

By:

Name:
Title:

Timothy Looney

Exhibit “C”
SECURED PROMISSORY NOTE

$2,500,000	April , 2010
FOR VALUE RECEIVED, the undersigned, IRVINE SENSORS CORPORATION, a Delaware corporation (“Maker”), promises to pay to the order of Timothy Looney (“Payee”), whose address is set forth on Schedule I attached hereto, the sum of Two Million Five Hundred Thousand Dollars ($2,500,000), together with simple interest on the unpaid principal balance from time to time remaining at a rate per annum (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 365 days) which shall be equal to 10%.
The principal balance of this note and accrued interest thereon shall be due and payable as provided on Schedule I attached hereto. All payments due hereunder shall be made by wire transfer of immediately available funds to the account and pursuant to the wire transfer instructions set forth on Schedule I hereto or such other account as Payee may direct in writing provided that such other wire transfer instructions are received by Maker at least five Business Days (hereinafter defined) prior to any payment date set forth on Schedule I. Except for prepayments of principal made pursuant to paragraph 1 below, all amounts paid hereunder shall be applied first to accrued and unpaid interest and then to principal.
All past due payments on this note shall bear simple interest from their respective due dates (stated or by acceleration) until paid at the rate of 18% per annum (the “Default Rate”).
1. Prepayments. The unpaid principal balance of this note may be prepaid by Maker in whole or in part at any time without premium or penalty and if the unpaid principal balance of this note is prepaid in full on or before the date that is 18 calendar months after the date hereof, the original principal of this note shall be reduced to $2,450,000, and accordingly, the total amount that Maker shall be required to pay in order to pay this note in full shall be reduced by $50,000. Any prepayment in full of the unpaid principal balance of this note shall be accompanied by the payment of all accrued and unpaid interest on this note.
2. Settlement Agreement. This note and the Security Agreement (hereinafter defined) are being executed and delivered pursuant to that certain Settlement Agreement and Release (the “Settlement Agreement”) dated as March      , 2010, between Maker, Payee and certain other parties. Reference is made to the Settlement Agreement for certain terms and conditions governing this note and the Security Agreement.
3. Collateral. The payment of this note is secured by the liens and security interests created by that certain Security Agreement (the “Security Agreement”) dated as of the date hereof, executed by Maker in favor of Payee. The term “Collateral” shall have such meaning as set forth in the Security Agreement.
4. Representations and Warranties. Maker represents and warrants to Payee as of the date hereof as follows:
(a) Existence, Etc. Maker is a corporation validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in California.
Secured Promissory Note

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(b) Power and Authority. Maker has all requisite corporate power and authority to own or lease its properties, to conduct its business as now conducted and to execute, deliver and perform this note, the Security Agreement, the Settlement Agreement, or any other document or instrument executed and delivered in connection herewith (collectively the “Loan Documents”).
(c) Authorization and Enforceability. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action of Maker and, except as described in the Settlement Agreement, require no consent of any person, entity or governmental authority that has not been obtained, and the Loan Documents constitute valid and binding obligations of Maker, enforceable in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws (hereinafter defined) and by general principles of equity.
(d) No Violation. The execution, delivery and performance of the Loan Documents do not and will not violate Maker’s charter or bylaws, any laws applicable to Maker or, subject to the receipt of certain consents as described in the Settlement Agreement, any agreement to which Maker is a party or by which Maker is bound, except for violations of laws or agreements that would not have a material adverse effect on the business, operations or financial condition of Maker or on the ability of Maker to perform or comply with the terms and conditions of the Loan Documents (such a material adverse effect being herein called a “Material Adverse Effect”).
(e) Financial Statements. The financial statements of Maker contained in its Annual Report on Form 10-K for the fiscal year ended September 27, 2009, and its Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2009, each which has been filed with the Securities and Exchange Commission, have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and fairly presents the financial condition and results of operations of Maker in all material respects as of the dates thereof and for the periods covered thereby.
(f) Payments. Subject to the receipt of the consents as described in the Settlement Agreement, all payments to be made by Maker under this note shall be made by Maker with funds entitled to be paid to Payee by Maker, and none of such funds shall be subject to any claim by any other person or entity.
(g) Indebtedness; Liens. As of the date hereof, (i) Maker has no indebtedness secured by the Collateral except for the Permitted Debt and (ii) the assets of Maker are subject to no liens or security interests except for liens or security interests securing the Permitted Debt. As of the date hereof, (i) the outstanding balance on the Longview Indebtedness (as hereafter defined) is $                     and (ii) the outstanding balance on the Summit Indebtedness (as hereafter defined) is $                    .
5. Covenants. Unless and until this note has been paid in full or Payee otherwise agrees in writing, Maker agrees as follows:
(a) Financial Statements, etc. Maker will deliver to Payee, (i) as soon as available, but in any event within 30 days after the end of each fiscal month, a company prepared consolidated balance sheet and income statement of Maker as of the end of and for such fiscal month; and (ii) as soon as available, but in any event not later than thirty (30) days after the end of each fiscal month, company prepared reports of sales, backlogs, accounts receivable and accounts payable of Maker as of the end of and for such fiscal month; (iii) as soon as available, copies of all statements, reports and notices sent or provided by Maker to its security holders or to any holders of its debt; (iv) promptly, if requested by Payee in writing, copies of all Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission;
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(b) Books and Records. Maker will keep its financial books and records in accordance with GAAP and permit Payee to inspect and to discuss with its officers such books and records and its properties and business operations during reasonable business hours and upon reasonable advance notice to Maker.
(c) Existence and Qualification. Maker will maintain its corporate existence and its qualification to do business and good standing in Delaware and California.
(d) Insurance. Maker will maintain insurance (including self insurance) in such amounts with such deductibles, and against such risks as is comparable to Maker’s existing coverage as of the date hereof.
(e) Dividends and Distributions. Maker will not make any cash dividend or cash distribution on its capital stock (other than dividends that are required to be paid on shares of the Maker’s preferred stock outstanding as of the date hereof), or redeem or purchase any of its capital stock (other than pursuant to the terms of Maker’s equity incentive plans in existence on the date hereof).
(f) Indebtedness. Maker will not incur or suffer to exist any indebtedness for borrowed money that is secured by the Collateral or under capital leases or for the purchase price of property, except for the following (the “Permitted Debt”): (i) indebtedness owing to Longview Fund, L.P. (“Longview”) and/or Alpha Capital Anstalt as of the date hereof as set forth in Section 4(g) above, together with interest as may be accrued from time to time in connection with such indebtedness (collectively, the “Longview Indebtedness”); (ii) indebtedness now, or in the future, owing to or held by Summit Financial Resources, L.P. (the “Summit Indebtedness”) incurred by Maker to factor or finance its accounts receivable; (iii) indebtedness evidenced by this note; (iv) indebtedness under capital leases and other purchase money financings of capital assets; (v) other indebtedness that is subordinated in right of payment to the indebtedness evidenced by this note; and (vi) extensions, refinancings and renewals of any item above, provided that with respect to item (i) above, the principal amount may not increased and the terms may not be modified to impose more burdensome terms upon Maker.
(g) Liens. Maker will not incur or suffer to exist any liens or security interests on any of the Collateral that are senior in priority to the security interest granted to Payee under the Security Agreement, except (i) landlords’, carriers’, warehousemen’s, mechanics’ and other similar liens arising by operation of law; (ii) liens arising by operation of law out of pledge or deposits under worker’s compensation, unemployment insurance, pension, social security, retirement benefits or other similar legislation; (iii) liens securing the Longview Indebtedness, the Summit Indebtedness or any Permitted Debt (provided that any liens or security interests securing Permitted Debt described in clause (v) of Section 5(f) must be subordinate and junior to the liens and security interests securing this note); (iv) liens for taxes not yet due or which are being contested in good faith; (v) easements, rights of way, restrictions and other similar charges or liens relating to real property; (vi) liens to secure purchase money financings of capital assets provided that the liens only secure payment of the indebtedness so incurred and extend only to the capital asset purchased or leased; (vii) liens existing on the date of this note that are evidenced and perfected by the filing of financing statements with the Secretary of State of Delaware; and (viii) liens renewing and extending liens permitted by this subparagraph.
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(h) Sales of Assets. Maker will not sell any assets, except (i) sales of inventory in the ordinary course of Maker’s business; (ii) dispositions of accounts receivable pursuant to agreements evidencing and creating the Summit Indebtedness; (iii) dispositions of obsolete or worn out equipment or equipment no longer used in its business; (iv) sales of other equipment, provided such equipment is promptly replaced with equipment of equal or greater value and utility to Maker), (v) licenses and similar arrangements for the use of the property of Maker in the ordinary course of business or any outstanding licenses existing as of the date hereof; (vi) the sale of any assets in connection with the sale of all or substantially all of Maker’s business provided that either (A) the buyer of such assets agrees in writing to be bound by all of Maker’s obligations under this Note and the other Loan Documents; or (B) Payee consents to such sale; and (vii) any other dispositions of assets of Maker that do not in the aggregate exceed $200,000 during any fiscal year.
(i) Fundamental Changes. Maker will not liquidate or dissolve or merge or consolidate with any other person or entity other than a merger or consolidation in which (i) the surviving entity assumes all of Maker’s obligations hereunder and the other Loan Documents or (ii) all principal then outstanding and all accrued interest under this note shall be repaid at the closing of such merger or consolidation.
(j) Compensation. Unless and until there are two consecutive fiscal quarters ending after the date of this note for which Maker has positive income from continuing operations, Maker will not cause or permit the aggregate compensation in whatever form paid by Maker or any of its subsidiaries to John C. Carson or John J. Stuart to be in an amount in excess of the aggregate compensation in whatever form paid by Maker or any of its subsidiaries to each such person during or in respect of the fiscal year of Maker ended September 27, 2009.
6. Default and Remedies. Any one or more of the following events or occurrences shall constitute a default (a “Default”) under this note:
(a) The failure or refusal of Maker to make any payment on this note as and when same becomes due and payable in accordance with the terms hereof, and such failure or refusal is not cured within five (5) Business Days after notice of such failure or refusal is given to Maker in accordance with Paragraph 10 below; or
(b) A material breach by Maker of any provision of this note or any other Loan Document, including any representation or warranty contained herein or therein, and, if such breach is capable of being cured by Maker, such breach is not cured by Maker within thirty (30) days after notice of such breach is given to Maker in accordance with Paragraph 10 below; or
(c) Maker shall (i) voluntarily seek consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (ii) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof. As used herein, “Debtor Relief Laws” means the Bankruptcy Code of the United States, as amended and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally; or
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(d) (i) The occurrence of a default or event of default under any indebtedness that is secured by the Collateral; provided, however, that in the case of the Longview Indebtedness or the Summit Indebtedness, Maker shall have also received notice of such default or event of default; or (ii) any action is taken by any secured creditor to foreclose on or otherwise proceed against any of the Collateral; or
(e) Any action is taken against any of the Collateral in connection with any money judgment, writ, or similar final process that has been entered or filed against Maker or any of the Collateral.
Upon the occurrence of a Default, the holder of this note may (a) by written notice to Maker, declare the entire unpaid principal balance of this note, together with any accrued and unpaid interest, immediately due and payable, (b) offset against this note any sum or sums owed by the holder hereof to Maker, (c) foreclose any or all liens or security interests given to secure the repayment of the indebtedness evidenced by this note, (d) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this note or any other Loan Document or in aid of the exercise of any power or right granted by this note or any other Loan Document or to enforce any other legal or equitable right of the holder of this note or any other Loan Document and (e) exercise any other rights or remedies available under the Settlement Agreement.
7. Cumulative Rights. No delay on the part of the holder of this note in the exercise of any power or right under this note, or under any other Loan Document, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.
8. Waiver. Maker, and each other surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.
9. Attorneys’ Fees and Costs. In the event a Default shall occur, and in the event that thereafter this note is placed in the hands of an attorney for collection or in the event this note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof on account of such collection, whether or not suit is filed.
10. Notices. Any notice or demand given hereunder shall be deemed to have been given and received (a) when actually received by the recipient, if delivered in person or by courier or messenger, or (b) five (5) Business Days (hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to the recipient, is deposited in the United States Mail. The address of Maker is 3001 Red Hill Avenue, Building 4, Suite 108, Costa Mesa, California 92626 or such other address as Maker shall advise Payee by notice given pursuant hereto, and the address of Payee is set forth on Schedule I.
11. Governing Law; Jurisdiction; Waiver of Jury Trial. This note is being executed and delivered and is intended to be performed, in the State of California, and the laws of such state shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof. TO THE EXTENT ALLOWED BY LAW, MAKER AND PAYEE EACH WAIVE JURY TRIAL IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.
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12. Headings. The headings of the sections of this note are inserted for convenience only and shall not be deemed to constitute a part hereof.
13. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of the holder hereof, assign any rights, duties, or obligations under this note.
14. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event the holder hereof ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the highest lawful rate, Maker and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder hereof shall refund to Maker the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.
15. Business Day; Payments. As used herein, the expression (a) “Business Day” means every day on which banks located in the States of Texas and California are generally open for business, and (b) “Nonbusiness Day” means every day which is not a Business Day. Each payment of the principal of or accrued interest on this note shall be due and payable in lawful money of the United States of America. In any case where a payment of principal or interest hereon is due on a Nonbusiness Day, Maker shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is, in fact, made.
16. Modifications in Writing. No waiver or modification of any of the terms or provisions of this note shall be valid or binding unless set forth in a writing signed by Maker and Payee, and then only to the extent therein specifically set forth.
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17. Confidentiality. Payee agrees to maintain the confidentiality of (and not to disclose) any information regarding Maker and its business and operations that is provided by Maker or any of the directors, officers, employees, agents, attorneys and accountants (collectively, the “Representatives”) of Maker to Payee pursuant hereto or any of the other Loan Documents (the “Information”). The term “Information” includes, but is not limited to, Maker’s financial information, results of operations, projections, prospects, products, technologies, contract terms and negotiations, financings, strategies, books and records, and other proprietary, confidential or other non-public information about or related to Maker or its business and operations, whether in written, verbal, visual, electronic or other form.. The term “Information” shall not include information which (i) Payee can show was already in the possession of Payee prior to disclosure by Maker or Maker’s Representatives and which was not acquired or obtained from Maker or Maker’s Representatives, (ii) is or becomes generally available to the public other than as a breach by Payee of this Section 17, or (iii) becomes available to Payee on a non-confidential basis from a source other than Maker’s Representatives, which source is not prohibited from transmitting the information to Payee by a legal, contractual or fiduciary obligation to Maker. Notwithstanding the foregoing, nothing contained herein shall prevent Payee from disclosing any Information (A) as may be required by applicable law or by any subpoena or similar legal process; provided that Payee provides advance written notice of such disclosure and limits the disclosure to the extent possible that which is required to be disclosed, or (B) as may be necessary to exercise Payee’s remedies hereunder or under any of Payee’s Loan Documents or any action or proceeding relating to this note or any of Payee’s other Loan Documents; provided that Payee limits the disclosure to the extent possible that is necessary to protect Payee’s rights under this Section 17, or (C) pursuant to the prior written consent of Maker. The obligations of Payee contained in this Section 17 shall survive and continue in effect for one year following the repayment in full or other termination of this note.
THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
[Remainder of Page Left Blank.
Signature Page Follows.]
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IN WITNESS WHEREOF, the undersigned has executed this note as of the day and year first above written.

MAKER:

IRVINE SENSORS CORPORATION

By:

Name:
Title:

ACCEPTED AND AGREED:
PAYEE:

Timothy Looney
Signature Page to Secured Promissory Note

Schedule I
Payment Schedule and Amount
The principal balance of this note and accrued interest thereon shall be due and payable on the following dates and in the following amounts:

Payment Dates	Amount of Each Payment

April __, 2010, May __, 2010 and June __, 2010	$8,000

July __, 2010, August __, 2010, September __, 2010, October __, 2010, November __, 2010 and December __, 2010	$20,000

January __, 2011, February __, 2011 and March __, 2011	$35,333

April __, 2011, May __, 2011, June __, 2011, July __, 2011, August __, 2011 and September __, 2011	$100,000

October __, 2011, November __, 2011, and December __, 2011	$150,000

January __, 2012, February __, 2012, March __, 2012	$200,000

April __, 2012 and May __, 2012	$300,000

June __, 2012	Remaining principal balance and all accrued interest.
Address of Payee for Notices
4306 Savannah
Parker, TX 75002
Attn: Mr. Timothy Looney
Or such other address as Payee shall advise
Maker by notice given pursuant to this note
Initial Wire Instructions for Payee:
Name of Financial Institution: Bank of America, N.A.
ABA Routing No.: 111000025
Name on Account: Timothy W. Looney
Account No.: 03415108
Schedule 1 to Secured Promissory Note

Exhibit “D”
SECURITY AGREEMENT
THIS SECURITY AGREEMENT (this “Security Agreement”) is executed as of April      , 2010, by Irvine Sensors Corporation, a Delaware corporation (“Debtor”), whose address is 3001 Red Hill Avenue, Building 4, Suite 108, Costa Mesa, California 92626, and Timothy Looney (“Secured Party”), whose address is set forth on Exhibit C.
RECITALS
A. Debtor has executed that certain Secured Promissory Note of even date herewith (the “Note”), in the principal amount of $2,500,000, payable to the order of Secured Party.
B. This Security Agreement is integral to the transactions contemplated by the Note, and the execution and delivery hereof are conditions precedent to Secured Party’s willingness to accept the Note and extend credit under the Note.
ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:
1. REFERENCE TO LOAN DOCUMENTS. This Security Agreement is one of the “Loan Documents” referred to in the Note.
2. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Note or in the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Note conflicts with the definition given to such term in the UCC, the Note definition shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail. As used herein, the following terms have the meanings indicated:
Collateral has the meaning set forth in Section 4 hereof.
Collateral Obligor means any person or entity obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.
Copyrights has the meaning set forth in Section 4 hereof.
Intellectual Property has the meaning set forth in Section 4 hereof.
Obligation means, collectively, all indebtedness, liabilities, and obligations of Debtor to Secured Party arising under the Note and the other Loan Documents. The Obligation shall include, without limitation, future, as well as existing, indebtedness, liabilities, and obligations owed by Debtor to Secured Party arising under the Note and the other Loan Documents.
Patents has the meaning set forth in Section 4 hereof.
Permitted Liens means the liens and security interests permitted by the Note.
Security Agreement

Security Interest means the security interest granted and the pledge and assignment made under Section 3 hereof.
Trademarks has the meaning set forth in Section 4 hereof.
UCC means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of California or other applicable jurisdiction, as amended at the time in question.
3. SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligation when due, Debtor hereby grants to Secured Party a Security Interest in all of Debtor’s rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and pledge and assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract or by law, then the Security Interest created hereby nonetheless remains effective to the extent allowed by such contract, the UCC or other applicable laws, but is otherwise limited by that prohibition.
4. COLLATERAL. As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future acquired by Debtor, and all proceeds and products thereof, and any substitutes or replacements therefor:
(a) All personal property and fixture property of every kind and nature including, without limitation, all accounts, chattel paper (whether tangible or electronic), goods (including inventory, equipment, and any accessions thereto), software, instruments, investment property, documents, deposit accounts, money, commercial tort claims, letters of credit or letter-of-credit rights, supporting obligations, tax refunds, and general intangibles (including payment intangibles);
(b) (i) All copyrights (whether statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, copyright licenses, and copyright applications of Debtor, including, without limitation, all of Debtor’s right, title, and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including, without limitation, the copyrights set forth on Exhibit B; (ii) all renewals, extensions, and modifications thereof; (iii) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present, or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (the “Copyrights”);
(c) (i) All patents, patent applications, patent licenses, and patentable inventions of Debtor, including, without limitation, registrations, recordings, and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those set forth on Exhibit B, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part, or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (the “Patents”);
Security Agreement

(d) (i) All trademarks, trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other business identifiers, all registrations, recordings, and applications thereof, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those set forth on Exhibit B; (ii) all reissues, extensions, and renewals thereof; (iii) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by Debtor (the “Trademarks”, and collectively with the Copyrights and the Patents, the “Intellectual Property”);
(e) All present and future distributions, income, increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;
(f) All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other person or entity with respect to, all or any part of the Collateral heretofore described in this clause or otherwise; and
(g) All present and future security for the payment to Debtor of any of the Collateral described above and goods which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby.
The description of the Collateral contained in this Section 4 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement. Furthermore, notwithstanding any contrary provision, Debtor agrees that, if, but for the application of this paragraph, granting a Security Interest in the Collateral would constitute a fraudulent conveyance under 11 U.S.C. § 548 or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer, or similar law in effect from time to time (each a “fraudulent conveyance”), then the Security Interest remains enforceable to the maximum extent possible without causing such Security Interest to be a fraudulent conveyance, and this Security Agreement is automatically amended to carry out the intent of this paragraph. For the sake of clarity, the Debtor and Secured Party acknowledge and agree that Collateral does not include the interests owned by Optex 1, Inc. in certain Intellectual Property that is co-owned by Optex 1, Inc. and Debtor.
5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party as of the date hereof that:
(a) Loan Documents. Certain representations and warranties in the Loan Documents are applicable to it or its assets or operations, and each such representation and warranty is true and correct.
Security Agreement

(b) Binding Obligation/ Perfection. This Security Agreement creates a legal, valid, and binding Security Interest in and to the Collateral in favor of Secured Party and enforceable against Debtor except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements, once those Financing Statements have been properly filed in the jurisdiction described on Exhibit A hereto, the Security Interest in that Collateral will be fully perfected, subject only to Permitted Liens. Other than the Financing Statements and with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens. The creation of the Security Interest does not require the consent of any person or entity that has not been obtained.
(c) Debtor Information. Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number are as set forth on Exhibit A hereto.
(d) Location/ Fixtures. (i) Debtor’s place of business and chief executive office is where Debtor is entitled to receive notices hereunder; the present and foreseeable location of Debtor’s books and records concerning any of the Collateral that is accounts is as set forth on Exhibit A hereto, and the location of all other Collateral, including, without limitation, Debtor’s inventory and equipment is as set forth on Exhibit A hereto; and, except as noted on Exhibit A hereto, all such books, records, and Collateral are in Debtor’s possession.
(e) Governmental Authority. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required for the pledge by Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor.
(f) Liens. Debtor owns all existing Collateral free and clear of all liens, except Permitted Liens.
(g) Intellectual Property.
(i) All of Debtor’s interests in the Debtor’s issued Patents, Patent applications, registered Trademarks, Trademark applications, registered Copyrights, and Copyright applications are identified on Exhibit B hereto (the “Registered IP”).
(ii) Debtor is the owner of the Registered IP included in the Collateral, free and clear of any liens other than (A) any Permitted Liens or (B) any licenses permitted by Section 8(c).
6. COVENANTS. Until the Obligation is paid and performed in full, Debtor covenants and agrees with Secured Party that Debtor will:
(a) Loan Documents. (i) In all material respects, comply with, perform, and be bound by all covenants and agreements in the Loan Documents that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed.
Security Agreement

(b) Information/Record of Collateral. Maintain, at the place where Debtor is entitled to receive notices under the Loan Documents, a current record of where all material Collateral is located, permit representatives of Secured Party at any time, upon reasonable prior written notice during normal business hours to inspect and make abstracts from such records (provided, that so long as no Default exists, Secured Party shall conduct such inspections no more frequently than annually), and furnish to Secured Party, at such intervals as Secured Party may reasonably request, such documents, lists, descriptions, certificates, and other information as may be reasonably necessary or proper to keep Secured Party informed with respect to the identity, location, and status of the Collateral.
(c) Exhibits. Notwithstanding any other provision herein, Debtor’s failure to describe any Collateral required to be listed on any exhibit hereto shall not impair Secured Party’s Security Interest therein.
(d) Obligations. Notwithstanding anything contained herein to the contrary, (i) Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, and (ii) unless and until Secured Party forecloses thereon and becomes the owner thereof pursuant to the exercise of its remedies hereunder, Secured Party shall not have any liability or obligation under any of such contracts, agreements, documents and instruments, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned thereunder.
(e) Notices. (i) Except as may be otherwise expressly permitted under the terms of the Loan Documents, promptly notify Secured Party of (A) any claim, action, or proceeding affecting title to all or any of the Collateral or the Security Interest; (B) any material damage to or loss of any material Collateral, and (C) the occurrence of any other event or condition (including, without limitation, matters as to lien priority) that could have a material adverse effect on the Collateral (taken as a whole) or the Security Interest created hereunder; and (ii) give Secured Party thirty (30) days written notice before any proposed (A) relocation of its principal place of business or chief executive office, (B) change of its name or identity; (C) relocation of the place where its books and records concerning its accounts are kept; (D) relocation of any Collateral (other than delivery of inventory in the ordinary course of business to third party contractors for processing and sales of inventory in the ordinary course of business or as permitted by the Loan Documents) to a location not described on the attached Exhibit A, and (E) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in clause (ii) preceding, Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party may reasonably request in order to continue or maintain the existence and priority of the Security Interest in all of the Collateral.
(f) Further Assurances. At Debtor’s expense and Secured Party’s request (i) after a Default, file or cause to be filed such applications and take such other actions as Secured Party may reasonably request to obtain the consent or approval of any governmental authority to Secured Party’s rights hereunder, including, without limitation, the right to sell all the Collateral upon a Default without additional consent or approval from such governmental authority (and, because Debtor agrees that Secured Party’s remedies at law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced); (ii) from time to time, either before or after a Default, promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and (iii) either before or after a Default, pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interest.
Security Agreement

(g) Encumbrances. Not create, permit, or suffer to exist, and shall defend the Collateral against, any lien or other encumbrance on the Collateral other than Permitted Liens, and shall defend Debtor’s rights in the Collateral and Secured Party’s Security Interest in, the Collateral against the claims and demands of all persons or entities except those holding or claiming Permitted Liens. Debtor shall do nothing to impair the rights of Secured Party in the Collateral.
(h) Collection of Accounts. In accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts.
(i) Intellectual Property.
(i) Give Secured Party prompt written notice if Debtor shall obtain rights to or become entitled to the benefit of any additional issued patents, registered trademarks or registered copyrights (or makes application therefor) that are not identified on Exhibit B hereto;
(ii) If a Default exists, use its reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Secured Party to exercise its rights and remedies with respect to the Intellectual Property.
(iii) Not transfer, assign or otherwise dispose of any of the Intellectual Property included in the Collateral except as permitted in the Note.
7. DEFAULT; REMEDIES. If a Default exists, Secured Party may, at its election (but subject to the terms and conditions of the Loan Documents), exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligation, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Obligation any cash held by Secured Party under this Security Agreement.
(a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other person or entity entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than five Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.
(b) Condition of Collateral; Warranties. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
Security Agreement

(c) Compliance with Other Laws. Secured Party may comply with any applicable state or federal laws in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(d) Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Section 7 in the following order: first, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Secured Party under Section 8; and third, toward payment of the balance of the Obligation in the order and manner as Secured Party determines in its sole discretion. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligation in full, then Debtor shall remain liable for any deficiency.
(e) Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.
8. OTHER RIGHTS OF SECURED PARTY.
(a) Performance. If Debtor fails to pay when due all taxes on any of the Collateral in the manner required by the Loan Documents, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by the Loan Documents, or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, and upon prior written notice to Debtor if no Default otherwise exists, pay such taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys’ fees) shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligation.
(b) Collection. If a Default exists and upon written notice from Secured Party, each Collateral Obligor with respect to any payments on any of the Collateral (including, without limitation, insurance proceeds payable by reason of loss or damage to any of the Collateral) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon. Until such notice is given, Debtor is authorized to retain and expend all payments made on Collateral. If a Default exists, Secured Party shall have the right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Collateral Obligors or other persons or entities making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Collateral Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Collateral Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If a Default exists and any Collateral Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Debtor to account for funds that it shall actually receive hereunder.
Security Agreement

(c) Intellectual Property. For purposes of enabling Secured Party to exercise its rights and remedies under this Security Agreement and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, license, or sublicense any of Debtor’s rights in the Intellectual Property to the extent such rights are transferable but only during such time as a Default exists. During the existence of a Default, Debtor shall provide Secured Party with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of Secured Party. If a Default exists, Secured Party may require that Debtor assign all of its right, title, and interest in and to the Intellectual Property or any part thereof to Secured Party or such other person or entity as Secured Party may designate pursuant to documents satisfactory to Secured Party. If no Default exists, then Debtor shall have the exclusive right and license to use the Intellectual Property in the ordinary course of business and the exclusive right to grant to other persons or entities licenses and sublicenses with respect to the Intellectual Property.
(d) Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party while a Default exists, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party’s request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, taxes and other charges shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligation. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph are only applicable during the existence of a Default.
(e) Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of Debtor or in its own name, while a Default exists, to take any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following while a Default exists, without notice to or the consent of Debtor:
(i) to use the Intellectual Property or to grant or issue any exclusive or non-exclusive license under the Intellectual Property to anyone else, and to perform any act necessary for the Secured Party to assign, pledge, convey, or otherwise transfer title in or dispose of the Intellectual Property to any other person or entity;
Security Agreement

(ii) to demand, sue for, collect, or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;
(iii) to pay or discharge taxes, liens, or other encumbrances levied or placed on or threatened against the Collateral;
(iv) to notify post office authorities to change the address for delivery of Debtor to an address designated by Secured Party and to receive, open, and dispose of mail addressed to Debtor; and
(v) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to endorse Debtor’s name on all applications, documents, papers, and instruments necessary or desirable in order for Secured Party to use or maintain any of the Intellectual Property; (K) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); (L) to file on behalf of Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all rights included in the Collateral; and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party’s Security Interest therein.
Security Agreement

This power of attorney is a power coupled with an interest and shall be irrevocable unless or until all principal and interest payable under the Note have been repaid in full. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any person or entity designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.
(f) Indemnification. Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any transfer taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of persons or entities and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such persons or entities be agents or employees of Debtor or of third parties, or such damage be to property of Debtor or of others; provided, however, that the indemnity set forth in this Section 8(f) will not apply to any such claims, causes of action or liability caused by the gross negligence or willful misconduct of Secured Party.
9. MISCELLANEOUS.
(a) Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligation is paid and performed in full; and (ii) inure to the benefit of and be enforceable by Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (ii), Secured Party may assign or otherwise transfer any of their respective rights under this Security Agreement to any other person or entity upon ten business days prior written notice to Debtor provided that the assignee agrees to be bound by the terms and conditions of the Loan Documents. To the extent of such assignment or transfer, such person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted herein or otherwise to Secured Party. Upon payment in full of the Obligation, Debtor shall be entitled to the return, upon its request and at its expense, of (i) any confidential information provided to Secured Party or its agents or assignees pursuant to the Loan Documents and (ii) such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.
(b) Term. Upon the full and final payment and performance of the Obligation, this Security Agreement shall automatically terminate; provided that no Collateral Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Secured Party during a Default until actual notice of such total payment of the Obligation is received by such Collateral Obligor.
Security Agreement

(c) Actions Not Releases. The Security Interest and Debtor’s obligations and Secured Party’s rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligation; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligation; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the notification or consent of Debtor, except as required therein (the right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligation; (vii) any failure of Secured Party to notify Debtor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Secured Party against Debtor or any new agreement between or among Secured Party and Debtor, it being understood that except as expressly provided herein or required by law, Secured Party shall not be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligation against any party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by applicable laws, the act of creating the Obligation, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable laws or for any other reason Secured Party is required to refund such payment or pay the amount thereof to someone else.
(d) Waivers. Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable laws, Debtor waives (i) any right to require Secured Party to proceed against any other person or entity, to exhaust its rights in Collateral, or to pursue any other right which Secured Party may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and (iii) all rights of marshaling in respect of any and all of the Collateral.
(e) Financing Statement; Authorization. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto (without the requirement for Debtor’s signature thereon) that (i) indicate the Collateral (A) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction or whether such assets are included in the Collateral hereunder, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization, and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request.
(f) Amendments. This Security Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.
(g) Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.
Security Agreement

(h) Parties Bound; Assignment. This Security Agreement shall be binding on Debtor and Debtor’s heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party’s successors and assigns; provided that Debtor may not, without the prior written consent of Secured Party, assign any rights, duties, or obligations hereunder.
(i) GOVERNING LAW. THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THIS SECURITY AGREEMENT, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS SECURITY AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS.
Remainder of Page Intentionally Blank.
Signature Page to Follow.
Security Agreement

EXECUTED as of the date first stated in this Security Agreement.

DEBTOR:

IRVINE SENSORS CORPORATION

By:

Name:
Title:

SECURED PARTY:

Timothy Looney
Signature Page to Security Agreement

EXHIBIT A
DEBTOR INFORMATION AND LOCATION OF COLLATERAL

A. Exact Legal Name of Debtor:	Irvine Sensors Corporation

B. Mailing Address of Debtor:	3001 Red Hill Avenue, Building 4, Suite 108 Costa Mesa, California 92626

C. Type of Entity:	Corporation

D. Jurisdiction of Organization:	Delaware

E. State Issued Organizational Identification Number:	2149404

F. Location of Books and Records:	3001 Red Hill Avenue, Building 4, Suite 108 Costa Mesa, California 92626

G. Location(s) of Collateral:	3001 Red Hill Avenue, Building 4, Suite 108
Costa Mesa, California 92626

Certain of Debtor’s assets that are co-owned by Optex 1, Inc. pursuant to that teaming agreement between Optex 1, Inc. and Debtor may be located at the offices of Optex 1, Inc. located at 1050 Holt Avenue, Manchester, New Hampshire 03109.

H. Jurisdiction(s) for Filing Financing Statements:	Delaware
Exhibit A

EXHIBIT B
A. Registered Copyrights and Copyright Applications:
B. Issued Patents and Patent Applications:
C. Registered Trademarks and Trademark Applications:
Exhibit B

EXHIBIT C
Address of Secured Party
4306 Savannah
Parker, TX 75002
Attn: Timothy Looney
Exhibit C

Exhibit “E”
INTELLECTUAL PROPERTY SECURITY AGREEMENT
This Intellectual Property Security Agreement is entered into as of April      , 2010 by and between TIMOTHY LOONEY (“Lender”) and IRVINE SENSORS CORPORATION, a Delaware corporation (“Grantor”).
RECITALS
A. Lender has agreed to extend certain credit to Grantor as evidenced by that certain Secured Promissory Note dated as of the date hereof, in the principal amount of $2,500,000, executed by Grantor, payable to the order of Lender (the “Note”), and as secured by that certain Security Agreement dated as of the date hereof, executed by Grantor in favor of Lender (the “Security Agreement”). Unless otherwise defined herein, defined terms used herein shall have the meanings given such terms in the Security Agreement.
B. Pursuant to the terms of the Security Agreement, Grantor has granted to Lender a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral, including the Copyrights, Patents and Trademarks comprising the Intellectual Property.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of the Obligation, Grantor hereby represents, warrants, covenants and agrees as follows:
AGREEMENT
To secure the Obligation, Grantor grants and pledges to Lender a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.
This security interest is granted in conjunction with the security interest granted to Lender under the Security Agreement. The rights and remedies of Lender with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement and the other Loan Documents (as defined in the Note), and those which are now or hereafter available to Lender as a matter of law or equity. Each right, power and remedy of Lender provided for herein or in the Security Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Security Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Lender, or any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B and C attached hereto set forth any and all Copyrights, Patents and Trademarks which have been registered by Grantor or as to which Grantor has filed an application for registration with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.
This Intellectual Property Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.
IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:
Address of Grantor:
IRVINE SENSORS CORPORATION
3001 Red Hill Ave., Bldg. 4-108
Costa Mesa, CA 92626	By:

Attn: Chief Executive Officer	Title:

LENDER:
Address:

4206 Savannah

Parker, TX 75002	Timothy Looney

EXHIBIT A
COPYRIGHTS

EXHIBIT B
PATENTS

EXHIBIT C
TRADEMARKS